EXHIBIT A
                           (AS OF FEBRUARY 20, 2013)



SERIES                                                        EFFECTIVE DATE
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First Trust North American Energy Infrastructure Fund           6/15/2012
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First Trust High Yield Long/Short ETF                            2/20/13
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First Trust Senior Loan Fund
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